Exhibit 32

SECTION 1350 CERTIFICATION

Each of the undersigned, S.W. Yong, Chairman and Chief Executive Officer of Trio-Tech International, a California corporation (the “Company”), and Srinivasan Anitha, Chief Financial Officer of the Company, do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge (1) the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ S. W. Yong

Name: S. W. Yong

Title: Chairman and Chief Executive Officer

Dated: May 14, 2026

/s/ Srinivasan Anitha

Name: Srinivasan Anitha

Title: Chief Financial Officer

Dated: May 14, 2026

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.